EXHIBIT 99.1

3D Systems Reports First Quarter 2018 Financial Results

ROCK HILL, S.C., May 02, 2018 (GLOBE NEWSWIRE) -- 3D Systems Corporation (NYSE:DDD) announced today its financial results for the first quarter ended March 31, 2018.

For the first quarter of 2018, the company reported six percent revenue growth to $165.9 million compared to $156.4 million in the first quarter of the previous year. The company reported a first quarter 2018 GAAP loss of $0.19 per share compared to a loss of $0.09 per share in the prior year, and first quarter 2018 non-GAAP loss of $0.03 per share compared to non-GAAP earnings of $0.06 per share in the first quarter of 2017.

“We are pleased with our revenue in the first quarter, which was driven by printers, healthcare and software,” commented Vyomesh Joshi (VJ), chief executive officer, 3D Systems. “While we still have work to do, we believe our investments in go-to-market, process improvements and better execution worldwide are starting to show returns. We remain excited about the new products we plan to bring to market throughout the year and the incremental opportunity we believe they will provide for long term growth.”

The company reported 24 percent higher printer revenue on 44 percent higher printer unit sales as well as growth in software, on demand manufacturing and healthcare solutions.

The company reported GAAP gross profit margin of 46.9 percent for the first quarter of 2018 compared to 51.3 percent in the first quarter of the prior year. The impact of mix of sales and continued investment in services and on demand manufacturing offset cost reductions achieved from ongoing supply chain cost reduction initiatives.

For the first quarter of 2018, GAAP operating expenses were $95.4 million compared to $89.3 million in the prior year period. SG&A expenses increased 5 percent to $69.5 million, which included continued investment in go-to-market and IT transformation. R&D expenses increased 13 percent over the first quarter of 2017 to $25.9 million, including continued investments in support of the previously announced new products the company plans to start shipping throughout 2018.

”We have made significant progress in many areas of the company, and we continue to make strategic investments in organizational and operational improvements which we believe are critical for long term success,” commented John McMullen, executive vice president and chief financial officer. “We remain committed to improving our cost structure over the long term. In line with that, during the first quarter, we put in place a cost optimization plan to drive efficiencies, continue to focus resources around our strategic priorities, and leverage our IT investments.”

During the quarter, the company used $1.5 million of cash in operations and ended the quarter with $121.6 million of unrestricted cash on hand.

“We believe 2018 is a corner turn year in our multi-year turnaround and transformation process. We are focused on execution, operational efficiency and bringing our new solutions to market to drive long-term growth and profitability,” concluded Joshi.

Q1 2018 Conference Call and Webcast
The company expects to file its Form 10-Q for the quarter ended March 31, 2018 with the Securities and Exchange Commission on May 2, 2018. 3D Systems plans to hold a conference call and simultaneous webcast to discuss these results on Wednesday, May 2, 2018, at 4:30 p.m. Eastern Time.

Date: Wednesday, May 2, 2018
Time: 4:30 p.m. Eastern Time
Listen via Internet: www.3dsystems.com/investor
Participate via telephone:
Within the U.S.:  1-877-407-8291
Outside the U.S.:  1-201-689-8345

A replay of the webcast will be available approximately two hours after the live presentation at www.3dsystems.com/investor.

Forward-Looking Statements
Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. In many cases, forward looking statements can be identified by terms such as “believes,” “belief,” “expects,” “may,” “will,” “estimates,” “intends,” “anticipates” or “plans” or the negative of these terms or other comparable terminology.  Forward-looking statements are based upon management’s beliefs, assumptions and current expectations and may include comments as to the company’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company.  The factors described under the headings “Forward-Looking Statements” and “Risk Factors” in the company’s periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved. The forward-looking statements included are made only as the date of the statement. 3D Systems undertakes no obligation to update or review any forward-looking statements made by management or on its behalf, whether as a result of future developments, subsequent events or circumstances or otherwise.

Presentation of Information in This Press Release
To facilitate a better understanding of the impact that strategic acquisitions, non-recurring charges and certain non-cash expenses had on its financial results, the company reported non-GAAP measures excluding the impact of amortization of intangibles, non-cash interest expense, acquisition and severance expenses, stock-based compensation expense, litigation settlements and charges related to strategic decisions and portfolio realignment. A reconciliation of GAAP to non-GAAP results is provided in the accompanying schedule.

About 3D Systems
3D Systems provides comprehensive 3D products and services, including 3D printers, print materials, on-demand manufacturing services and digital design tools. Its ecosystem supports advanced applications from the product design shop to the factory floor to the operating room. 3D Systems’ precision healthcare capabilities include simulation, Virtual Surgical Planning, and printing of medical and dental devices as well as patient-specific surgical instruments. As the originator of 3D printing and a shaper of future 3D solutions, 3D Systems has spent its 30 year history enabling professionals and companies to optimize their designs, transform their workflows, bring innovative products to market and drive new business models.

More information on the company is available at www.3dsystems.com

Tables Follow

3D Systems Corporation Unaudited Condensed Consolidated Balance Sheets March 31, 2018 and December 31, 2017
(in thousands, except par value)	March 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$121,607	$136,344
Accounts receivable, net of reserves — $11,246 (2018) and $10,258 (2017)	134,470	129,879
Inventories	110,383	103,903
Insurance proceeds receivable	50,000	50,000
Prepaid expenses and other current assets	22,761	18,296
Total current assets	439,221	438,422
Property and equipment, net	101,675	97,521
Intangible assets, net	91,800	98,783
Goodwill	235,323	230,882
Deferred income tax asset	3,965	4,020
Other assets, net	25,674	27,136
Total assets	$897,658	$896,764
LIABILITIES AND EQUITY
Current liabilities:
Current portion of capitalized lease obligations	$661	$644
Accounts payable	55,405	55,607
Accrued and other liabilities	66,442	65,899
Accrued litigation settlement	50,000	50,000
Customer deposits	5,718	5,765
Deferred revenue	39,694	29,214
Total current liabilities	217,920	207,129
Long term portion of capitalized lease obligations	6,932	7,078
Deferred income tax liability	8,031	8,983
Other liabilities	46,665	48,754
Total liabilities	279,548	271,944
Redeemable noncontrolling interests	8,872	8,872
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value, authorized 220,000 shares; issued 117,180 (2018) and 117,025 (2017)	116	115
Additional paid-in capital	1,333,378	1,326,250
Treasury stock, at cost — 2,358 shares (2018) and 2,219 shares (2017)	(9,041)	(8,203)
Accumulated deficit	(698,157)	(677,772)
Accumulated other comprehensive loss	(14,137)	(21,536)
Total 3D Systems Corporation stockholders' equity	612,159	618,854
Noncontrolling interests	(2,921)	(2,906)
Total stockholders’ equity	609,238	615,948
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$897,658	$896,764

3D Systems Corporation Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) Quarter Ended March 31, 2018 and 2017
	Quarter Ended March 31,
(in thousands, except per share amounts)	2018	2017
Revenue:
Products	$105,125	$97,039
Services	60,763	59,392
Total revenue	165,888	156,431
Cost of sales:
Products	55,093	47,257
Services	32,913	28,988
Total cost of sales	88,006	76,245
Gross profit	77,882	80,186
Operating expenses:
Selling, general and administrative	69,497	66,405
Research and development	25,883	22,852
Total operating expenses	95,380	89,257
Loss from operations	(17,498)	(9,071)
Interest and other (expense) income, net	(1,525)	201
Loss before income taxes	(19,023)	(8,870)
Provision for income taxes	1,954	1,041
Net loss	(20,977)	(9,911)
Less: net income (loss) attributable to noncontrolling interests	(16)	60
Net loss attributable to 3D Systems Corporation	$(20,961)	$(9,971)

Net loss per share available to 3D Systems Corporation common stockholders - basic and diluted	$(0.19)	$(0.09)

3D Systems Corporation Unaudited Condensed Consolidated Statements of Cash Flows Three Months Ended March 31, 2018 and 2017

	Three Months Ended March 31,
(in thousands)	2018	2017
Cash flows from operating activities:
Net loss	$(20,977)	$(9,911)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	15,186	14,973
Stock-based compensation	7,128	7,131
Impairment of property and other assets	38	53
Impairment of cost method investments	1,373	—
Provision for bad debts	1,017	155
Provision for deferred income taxes	(898)	(1,069)
Changes in operating accounts, net of acquisitions:
Accounts receivable	(3,774)	5,672
Inventories	(5,571)	(4,116)
Prepaid expenses and other current assets	(3,667)	41
Accounts payable	(647)	(691)
Accrued and other current liabilities	12,597	12,403
All other operating activities	(3,344)	(5,253)
Net cash (used in) provided by operating activities	(1,539)	19,388
Cash flows from investing activities:
Cash paid for acquisitions, net of cash assumed	—	(34,291)
Purchases of property and equipment	(10,764)	(5,620)
Additions to license and patent costs	(230)	(280)
Proceeds from disposition of property and equipment	—	24
Net cash used in investing activities	(10,994)	(40,167)
Cash flows from financing activities:
Payments on earnout consideration	(2,675)	(3,206)
Payments related to net-share settlement of stock-based compensation	(837)	(1,088)
Repayment of capital lease obligations	(128)	(120)
Net cash used in financing activities	(3,640)	(4,414)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,438	1,926
Net decrease in cash, cash equivalents and restricted cash	(14,735)	(23,267)
Cash, cash equivalents and restricted cash at the beginning of the period (a)	136,831	185,248
Cash, cash equivalents and restricted cash at the end of the period (a)	$122,096	$161,981

(a) The amounts for cash and cash equivalents shown above include restricted cash of $489 and $318 as of March 31, 2018 and 2017, respectively, and $487 and $301 as of December 31, 2017, and 2016, respectively, which were included in other assets, net in the condensed consolidated balance sheets.

3D Systems Corporation Schedule 1 Loss Per Share Quarter Ended March 31, 2018 and 2017

	Quarter Ended March 31,
(in thousands, except per share amounts)	2018	2017
Numerator for basic and diluted net loss per share:
Net loss attributable to 3D Systems Corporation	$(20,961)	$(9,971)

Denominator for basic and diluted net loss per share:
Weighted average shares	111,819	111,289

Net loss per share - basic and diluted	$(0.19)	$(0.09)

3D Systems Corporation Schedule 2 Unaudited Reconciliations of GAAP to Non-GAAP Measures Quarter Ended March 31, 2018 and 2017

	Quarter Ended March 31,
(in millions, except per share amounts)	2018	2017
GAAP net loss attributable to 3D Systems Corporation	$(21.0)	$(10.0)
Adjustments:
Amortization, stock-based compensation & other [1]	15.2	16.0
Legal and acquisition-related [2]	0.5	1.1
Cost optimization plan [3]	0.5	—
Impairment of cost-method investments [4]	1.4	—
Non-GAAP net income (loss) attributable to 3D Systems Corporation	$(3.4)	$7.1
Non-GAAP net income (loss) per share available to 3D Systems common stock holders - basic and diluted [5]	$(0.03)	$0.06

[1] For the quarter ended March 31, 2018, the adjustment included $0.1 in COGS and $15.1 in SG&A. For the quarter ended March 31, 2017, the adjustment included $0.1 in COGS and $15.9 in SG&A.
[2] For the quarter ended March 31, 2018, the adjustment included $0.5 in SG&A. For the quarter ended March 31, 2017, the adjustment included $1.1 million in SG&A.
[3] For the quarter ended March 31, 2018, the adjustment included $0.2 in COGS, $0.3 in SG&A, and approximately $32 thousand in R&D.
[4] The Company has minority investments of less than 20% ownership in enterprises that benefit from, or are powered by its technology portfolio. The value of each of these investments is assessed periodically, and impairment recorded when required. For the quarter ended March 31, 2018, the adjustment included $1.4 in interest and other expense, net. The Company excluded this amount as it is not related to on-going operations, and intends to exclude these impairment amounts from non-GAAP net income going forward.
[5] Denominator based on weighted average shares used in the GAAP EPS calculation.